EXHIBIT 8
SUBSIDIARIES, EQUITY METHOD INVESTMENTS, AND OTHER INVESTMENTS

As of December 31, 2008
Name and location of company

I. Subsidiaries
GERMANY
SAP Deutschland AG & Co. KG, Walldorf
SAP Hosting AG & Co. KG, St. Leon-Rot
Steeb Anwendungssysteme GmbH, Abstatt 5)
SAP Passau GmbH & Co. KG, Passau
Wicomcommunications GmbH, Munich
SAP Beteiligungs GmbH, Walldorf
SAP Retail Solutions Beteiligungsgesellschaft mbH, Walldorf
eSAP Beteiligungs GmbH, Walldorf
SAP Investment- und Beteiligungs GmbH, Walldorf
SAP Hosting Beteiligungs GmbH, St. Leon-Rot
SAP Foreign Holdings GmbH, Walldorf
SAP Portals Holding Beteiligungs GmbH, Walldorf 1)
SAP Consulting Beteiligungs GmbH, Walldorf
SAP Beteiligungsverwaltungs GmbH, Walldorf 2)
SAP Portals Europe GmbH, Walldorf 1)
SAP Projektverwaltungs- und Beteiligungs GmbH, Walldorf 1), 2)
SAP Erste Beteiligungs- und Vermögensverwaltung GmbH, Walldorf 2)
SAP Zweite Beteiligungs- und Vermögensverwaltung GmbH, Walldorf 2)
SAP Dritte Beteiligungs- und Vermögensverwaltung GmbH, Walldorf 1), 2)
SAP Vierte Beteiligungs- und Vermögensverwaltung GmbH, Walldorf
OutlookSoft Deutschland GmbH, Neuss 1)
FUZZY! Beteiligungen GmbH, Ludwigsburg 3)
REST OF EUROPE, MIDDLE EAST, AFRICA
Business Objects Software Limited, Dublin, Ireland 3)
SAP (UK) Limited, Feltham, United Kingdom
SAP (Schweiz) AG, Biel, Switzerland
SAP France S.A., Paris, France
S.A.P. Nederland B.V., s-Hertogenbosch, The Netherlands 1)
SAP Italia S.p.A., Milan, Italy 1)
Business Objects S.A., Levallois-Perret, France 3)
Limited Liability Company SAP CIS, Moscow, Russia
SAP Belgium — Systems Applications and Products NV/SA, Brussels, Belgium 1)
SAP Österreich GmbH, Vienna, Austria
SAP España Sistemas, Aplicaciones y Productos en la Informática, S.A., Madrid, Spain 1)
SAP Danmark A/S, Copenhagen, Denmark
SAP Svenska Aktiebolag, Stockholm, Sweden
Systems Applications Products (South Africa) (Proprietary) Limited, Johannesburg, South Africa 1), 4)

Business Objects UK Limited, Maidenhead, United Kingdom 3)
SAP Finland Oy, Espoo, Finland
SAP ČR, spol. s r.o., Prague, Czech Republic
SAP Norge AS, Lysaker, Norway
SAP Portugal — Sistemas, Aplicações e Produtos Informáticos, Sociedade Unipessoal, Lda., Paço de Arcos, Portugal
SAP Polska Sp. z o.o., Warsaw, Poland
SAP SSC (Ireland) Limited, Dublin, Ireland
SAP Portals Israel Ltd., Ra’anana, Israel 1)
SAP Hungary Rendszerek, Alkalmazások és Termékek az Adatfeldolgozásban Informatikai Kft., Budapest, Hungary
SAP Labs Israel Ltd., Ra’anana, Israel
SAP Slovensko s.r.o., Bratislava, Slovakia
SAP Middle East and North Africa L.L.C., Dubai, United Arab Emirates
SAP Türkiye Yazilim Üretim ve Ticaret A.S., Istanbul, Turkey
Business Objects Italia S.p.A, Rome, Italy 3)
SAP HELLAS SYSTEMS APPLICATIONS AND DATA PROCESSING S.A, Athens, Greece
SAP LABS France S.A.S., Mougins, France
Systems Applications Products (Africa Region) (Proprietary) Limited, Woodmead, South Africa 1), 4)
SAP Business Services Center Europe, s.r.o., Prague, Czech Republic
Limited Liability Company SAP Ukraine, Kiev, Ukraine
SAP Labs Bulgaria EOOD, Sofia, Bulgaria
SAP Romania SRL, Bucharest, Romania
SAP Slovenia d.o.o., Ljubljana, Slovenia
Business Objects Ibérica, S.L., Madrid, Spain 3)
SAP EMEA Inside Sales S.L., Barcelona, Spain
SAP d.o.o., Zagreb, Croatia
SAP West Balkans d.o.o., Belgrade, Serbia
Limited Liability Company SAP Kazakhstan, Almaty, Kazakhstan
SAP Saudi Arabia Software Services Limited, Riyadh, Saudi Arabia
SAP Labs Finland Oy, Espoo, Finland 4)
Merlin Systems Oy, Espoo, Finland 1)
Business Objects Nordic A.B., Stockholm, Sweden 3)
SAP Ireland Limited, Dublin, Ireland
SAP Israel Ltd., Ra’anana, Israel
SAP Saudi Arabia Software Trading Limited, Riyadh, Saudi Arabia
SAP BULGARIA EOOD, Sofia, Bulgaria 1)
Crystal Decisions France S.A.S., Levallois Perret, France 3)
Business Objects Polska Sp. Zo.o., Warsaw, Poland 3)
SAP CYPRUS LTD, Nicosia, Cyprus 1)
Systems Applications Products Nigeria Limited, Abuja, Nigeria 1)
TomorrowNow (UK) Limited, Feltham, United Kingdom 1)
TomorrowNow Nederland B.V., Amsterdam, The Netherlands
SAP UAB (Lithuania), Vilnius, Lithuania
Visiprise UK Limited, Aberdeenshire, United Kingdom 3)
OutlookSoft Nederland, B.V., Rotterdam, The Netherlands 1)
Systems Applications Products (Africa) (Proprietary) Limited, Johannesburg, South Africa

OutlookSoft EURL, Paris, France 1)
SAP Latvia SIA, Riga, Latvia
SAP Estonia OÜ, Tallinn, Estonia
OutlookSoft Italia S.r.l., Milan, Italy 1)
Wicom Communications B.V., The Hague, The Netherlands 1)
Wicom Communications (UK) Limited, Guildford, United Kingdom
Ambin Properties (Proprietary) Limited, Woodmead, South Africa 1)
Khimetrics LTD, London, United Kingdom 1)
Virsa Systems Limited, Feltham, United Kingdom 1)
SAP Commercial Services Ltd., Valetta, Malta
SAP Malta Investments Ltd., Valetta, Malta
Maxware AS, Trondheim, Norway 1)
Maxware UK Limited, Feltham, United Kingdom 1)
OutlookSoft Limited, Feltham, United Kingdom 1)
Wicom Communications AB, Enebyberg, Sweden 1)
Merlin Communications Oy, Espoo, Finland 1)
SAP Business S.A.S., Paris, France 1)
Business Objects Holding S.A.S., Levallois-Perret, France 3)
Business Objects Holding B.V., s-Hertogenbosch, The Netherlands 3)
Armstrong Laing PLC, Maidenhead, United Kingdom 3)
Cartesis UK Limited, Maidenhead, United Kingdom 3)
Armstrong Laing (North America) Limited, Maidenhead, United Kingdom 3)
Business Objects Nihon B.V., Bilthoven, The Netherlands 3)
Crystal Decisions (Ireland) Limited, Dublin, Ireland 3)
Set Analyzer UK Limited, Maidenhead, United Kingdom 3)
Blue-Edge Software Limited, Maidenhead, United Kingdom 3)
Crystal Decisions UK Limited, Maidenhead, United Kingdom 3)
Crystal Decisions Holding Limited, Dublin, Ireland 3)
SRC Software UK Limited, Maidenhead, United Kingdom 3)
Inxight Software UK Limited, Maidenhead, United Kingdom 3)
Edgewing Limited, Maidenhead, United Kingdom 3)
Armstrong Laing B.V., Utrecht, The Netherlands 3)
Business Objects Software South Africa (Proprietary) Limited, Johannesburg, South Africa 3)
Business Objects Finland Oy, Espoo, Finland 3)
Millsgate Holding B.V., Amsterdam, The Netherlands 1)
Alexander Houtzeel Consultancy Inc., Monrovia, Liberia 3)

AMERICAS
SAP America, Inc., Newtown Square, Pennsylvania, USA
Business Objects Americas, Wilmington, Delaware, USA 3)
SAP Canada Inc., Toronto, Canada
SAP LABS, LLC, Palo Alto, California, USA 1)
SAP Brasil Ltda, São Paulo, Brazil
SAP Public Services, Inc., Washington, D.C., USA 1)
SAP México S.A. de C.V., Mexico City, Mexico
SAP Global Marketing, Inc., New York, USA
Business Objects Corporation, Saint John, Canada 3)

SAP Retail, Inc., Scottsdale, Arizona, USA 1)
SAP Andina y del Caribe C.A., Caracas, Venezuela
SAP ARGENTINA S.A., Buenos Aires, Argentina
SAP Governance Risk & Compliance, Inc., Palo Alto, California, USA 1)
OutlookSoft Corporation, Stamford, Connecticut, USA 1)
SAP International, Inc., Miami, Florida, USA 1)
Business Objects Data Integration, Inc., Wilmington, Delaware, USA 3)
Visiprise, Inc., Alpharetta, Georgia, USA 3)
TomorrowNow, Inc., Bryan, Texas, USA 1)
HMS Software, Inc., Alpharetta, Georgia, USA 3)
SAP Government Support & Services, Inc., Newtown Square, Pennsylvania, USA 1)
Business Objects do Brasil Ltda., São Paulo, Brazil 3)
Frictionless Commerce, Inc., Newtown Square, Pennsylvania, USA 1)
Triversity Corporation, Bristol, Pennsylvania, USA 1)
Business Objects de Mexico S. de R.L. de C.V., Mexico City, Mexico 3)
Cartesis Canada, Inc., Toronto, Canada 3)
Business Objects Chile Limitada, Santiago, Chile 3)
Maxware, Inc.,Newtown Square, Pennsylvania, USA 1)
INEA Corporation USA, Wilmington, Delaware, USA 3)
SAP Properties, Inc., Newtown Square, Pennsylvania, USA 1)
Visiprise International Holdings, Inc., Alpharetta, Georgia, USA 3)
Advance Info Systems, Inc., Thornhill, Canada 3)
Visiprise Canada, Inc., Montreal, Canada 3)
SAP Georgia LLC, Newtown Square, Pennsylvania, USA 1)
SAP Investments, Inc., Wilmington, Delaware, USA 1)
SAP Financial Inc., Toronto, Canada 1)
110405, Inc., Newtown Square, Pennsylvania, USA
Business Objects Option LLC, Wilmington, Delaware, USA 3)
Enterprise Performance Improvement Organizational Software Consultants Inc., Mississauga, Canada 3)
Business Objects Argentina S.R.L., Buenos Aires, Argentina 3)
Inxight Federal Systems Group, Inc., Wilmington, Delaware, USA 3)
Khimetrics Canada, Inc., Montreal, Canada 1)

ASIA PACIFIC JAPAN
SAP JAPAN Co., Ltd., Tokyo, Japan
SAP Australia Pty Limited, Sydney, Australia
SAP (Beijing) Software System Co., Ltd., Beijing, China
SAP INDIA PRIVATE LIMITED, Bangalore, India
SAP Asia Pte Limited, Singapore
SAP Labs India Private Limited, Bangalore, India
SAP Korea Limited, Seoul, South Korea
SAP MALAYSIA SDN BHD, Kuala Lumpur, Malaysia
SAP TAIWAN CO., LTD., Taipei, Taiwan
SAP New Zealand Limited, Auckland, New Zealand
SAP HONG KONG CO. LIMITED, Hong Kong, China
Business Objects Australia Pty Limited, Sydney, Australia 3)
SAP SYSTEMS, APPLICATIONS AND PRODUCTS IN DATA PROCESSING (THAILAND) LTD., Bangkok, Thailand

Business Objects Japan K.K., Tokyo, Japan 3)
Business Objects Software India Private Limted, Bangalore, India 3)
PT SAP Indonesia, Jakarta, Indonesia
SAP PHILIPPINES, INC., Makati, Philippines
Business Objects Software (Shanghai) Co., Ltd., Shanghai, China 3)
SAP R&D Center Korea, Inc., Seoul, South Korea 1) 4)
TomorrowNow Singapore Pte Limited, Singapore 1)
TomorrowNow Australia Pty Limited, Sydney, Australia
SAP INDIA (HOLDING) PTE LTD, Singapore
SAPMarkets Asia Pacific Solutions Pte Limited, Singapore
Crystal Decisions (Hong Kong) Limited, Hong Kong, China 3)
Edgewing Australia Pty Limited, Sydney, Australia 3)
Business Objects Asia Pacific Pte Limited, Singapore 3)
Business Objects Korea Limited, Seoul, South Korea 3)
Business Objects Greater China Limited, Hong Kong, China 3)
Business Objects Malaysia Sdn. Bhd., Kuala Lumpur, Malaysia 3)

II. EQUITY METHOD INVESTMENTS
Procurement Negócios Eletrônicos S/A, Rio de Janeiro, Brazil 1)
ArisGlobal Holdings, LLC, Stamford, Connecticut, USA 1)
Greater Pacific Capital (Cayman), L.P., Grand Cayman, Cayman Islands

1)	Represents a wholly or majority owned entity of a subsidiary.

2)	Company with profit and loss transfer agreement.

3)	Consolidated for the first time in 2008.

4)	Restructured and/or renamed in 2008.

5)	Company with profit and loss transfer agreement: Statement before the posting of profit/loss transfer for previous year.

III. OTHER INVESTMENTS (ownership 5 or more percent)
ABACO Mobile, Inc., Alpharetta, Georgia, USA
Apriso Corporation, Long Beach, California, USA
Avokia, Inc., Toronto, Canada
Connectiva Systems, Inc., New York, USA
Crossgate AG, Starnberg, Germany
Dacos Software GmbH, Saarbrücken, Germany
Datria Systems, Inc., Greenwood Village, Colorado, USA
Deutsches Forschungszentrum für Künstliche Intelligenz GmbH, Kaiserslautern, Germany
Human Resource Management & Consulting Co., Ltd.,Tokyo, Japan
Ignite Technologies, Inc., Frisco, Texas, USA
InnovationLab GmbH, Heidelberg, Germany
iTAC Software AG, Dernbach, Germany
iYogi Holdings Pvt. Ltd., Port Louis, Mauritius
Metallect Corp., Plano, Texas, USA
MVP Strategic Partnership Fund GmbH & Co. KG, Munich, Germany
Onventis GmbH, Stuttgart, Germany
Orbian Corporation Limited, Hamilton, Bermuda, USA
Particle Computer GmbH i.L., Karlsruhe, Germany
Post for Systems, Cairo, Egypt
Powersim Corporation, Herndon, Virginia, USA
Questra Corporation, Redwood City, California, USA
Qumu, Inc., Emeryville, California, USA
Realize Corporation, Kotoku, Tokyo, Japan
Retail Solutions, Inc., Sunnyvale, California, USA
Reva Systems Corporation, Chelmsford, Massachusetts, USA
Selero, Inc., Denver, Colorado, USA
SocialText, Inc., Palo Alto, California, USA
SupplyOn AG, Hallbergmoos, Germany
Venture-Capital Beteiligung GbR mbH (in Liquidation), Stuttgart, Germany
VoiceObjects Inc., San Mateo, California, USA
Zend Technologies Ltd., Ramat Gan, Israel